Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of Marathon Petroleum Corporation, a Delaware corporation, hereby constitutes and appoints Gary R. Heminger, Timothy T. Griffith and John J. Quaid, and each of them, as his or her true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for each of the undersigned and in the name, place, and stead of each of the undersigned, to sign on behalf of each of the undersigned an Annual Report on Form 10-K for the fiscal year ended December 31, 2016 pursuant to Section 13 of the Securities Exchange Act of 1934 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith including, without limitation, a Form 12b-25 with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 24th day of February, 2017.

Exhibit 24.1

/s/ Gary R. Heminger	/s/ Timothy T. Griffith
Gary R. Heminger	Timothy T. Griffith
Chairman of the Board, President and Chief Executive Officer	Senior Vice President and Chief Financial Officer
(principal executive officer)	(principal financial officer)

/s/ John J. Quaid	/s/ Abdulaziz F. Alkhayyal
John J. Quaid	Abdulaziz F. Alkhayyal
Vice President and Controller	Director
(principal accounting officer)

/s/ Evan Bayh	/s/ Charles E. Bunch
Evan Bayh	Charles E. Bunch
Director	Director

/s/ David A. Daberko	/s/ Steven A. Davis
David A. Daberko	Steven A. Davis
Director	Director

/s/ Donna A. James	/s/ James E. Rohr
Donna A. James	James E. Rohr
Director	Director

/s/ Frank M. Semple	/s/ John W. Snow
Frank M. Semple	John W. Snow
Director	Director

/s/ J. Michael Stice	/s/ John P. Surma
J. Michael Stice	John P. Surma
Director	Director